UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): April 20, 2009

YONGYE BIOTECHNOLOGY INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Nevada	333-143314	20-8051010
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6th Floor, Suite 608, Xue Yuan International Tower,
No. 1 Zhichun Road, Haidian District, Beijing, PRC

(Address Of Principal Executive Offices) (Zip Code)

+86 10 8231 8626
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2009, the Board of Directors of Yongye Biotechnology International, Inc. (the “Company”) by a board meeting approved and ratified the appointment, effective as of April 20, 2009, of Prof. Li Xindan (the “Prof. Li”) and Dr. Zhang Rijun (the “Dr. Zhang”) to serve as independent directors as defined by Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc. (the “Nasdaq Marketplace Rules”).  The Board of Directors established a Nominating and Corporate Governance Committee and a Compensation Committee.   Mr. Guo Xiaochuan, Mr. Sean Shao and Prof. Li will serve on both the Compensation Committee and Nominating and Corporate Governance Committee.  Prof. Li is the chairman of the Compensation Committee and Mr. Guo is the chairman of the Nominating and Corporate Governance Committee.

In addition, the Board of Directors ratified the acceptance of the resignation of Mr. Zhang Haiming as an independent director of the Company, effective as of April 20, 2009.  The Board of Directors appointed Prof. Li  to replace Mr. Zhang Haiming serving on the Audit Committee.

Each Prof. Li and Dr. Zhang will receive annual fees of $40,000 for their services with the Company.

Professor Li Xindan has served as the Deputy Dean of the Graduate School of Management Science and Engineering and the Director of the Institute of Financial Engineering at Nanjing University since January 2001.  Prof. Li also serves as an independent director of Hitecker Company Limited, Union Securities Co. and Nanjing Agriculture Commercial Bank.  From January 1997 to January 2001, Prof. Li served as the Head of the Institute of Finance and Investment, the Deputy Department Chair and Department Chair of the Department of Finance, at Southeast University.  Prof. Li was a lecturer from July 1988 to July 1990, an assistant professor from July 1990 to December 1993 and an associate professor from December 1993 to May 1999 at Southeast University.  Prof. Li was a Fulbright Visiting Professor at Yale University from September 2004 to August 2005.  Through his work experience Prof. Li led research projects and published books and papers in the economic and finance fields.  Prof. Li has been granted honors and awards including Outstanding Expert with Special Subsidies by the State Council and New Century Outstanding Talents by the Ministry of Education of PRC.  Prof. Li received his Ph.D. degree in Finance in 1999 and his bachelor’s degree in Management Science and his bachelor’s degree in Economic in 1988 from Fudan University, China.

Dr. Zhang Rijun is a professor in animal nutrition and feed biotechnology. He has served as the Director of the Laboratory of Feed Biotechnology, State Key Lab of  Animal Nutrition, College of Animal Science and Technology at China Agricultural University since December 2004, and the Director of the United Laboratory of Marine Biotechnology of the China National Fisheries Group & Chinese Academy of Science since January 2001.  Dr. Zhang was a research trainee from July 1987 to September 1991 and an assistant researcher from September 1991 to September 1995 at Beijing Agricultural University. Dr. Zhang was an assistant researcher from September 1995 to August 1996, a lecturer from September 1996 to December 1999 and an associate professor from December 1999 to November 2004, at China Agricultural University.  Through his work experience Dr. Zhang engaged in the research and development of patent products and technologies and participated in numerous academic research projects.  Dr. Zhang has been granted honors and awards including Beijing Association of Animal and Vet Science Award and Wuhan Municipal Government First Award of Scientific and Technological Progress.  Dr. Zhang received his Ph.D degree in 1996 and master’s degree in 1993 in Animal Nutrition Science from Beijing Agricultural University and his bachelor’s degree in Veterinary Medicine from Beijing Agricultural University in 1987.

Neither Professor Li. nor Dr. Zhang has any family relationships with any of the executive officers or directors of the Company.  There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which each Prof. Li and Dr. Zhang had, or will have, a direct or indirect material interest.

Item 2.02. Results of Operations and Financial Condition.

On April 21, 2009, the Company issued a press release containing certain preliminary financial results for its first quarter ended March 31, 2009.   A copy of such press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YONGYE BIOTECHNOLOGY INTERNATIONAL, INC.

Dated: April 24, 2009	By:	/s/ Zishen Wu
Name: Zishen Wu
Title: President and CEO

Exhibit Index

Exhibit No.	Description
99.1	Press Release